Exhibit 3.2

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF

KW SUMMER HOUSE MANAGER, LLC

This First Amendment to Second Amended and Restated Operating Agreement of KW Summer House Manager, LLC (this “First Amendment”) is made and entered into as of December 28, 2011 by K-W Properties, the sole member (“Member”) of KW Summer House Manager, LLC (“Company”). Capitalized terms used but not defined herein shall have the meaning set forth in the Second Amended and Restated Operating Agreement, dated as of May 11, 2010 (the “Operating Agreement”), entered into by and among Member, KW Summer House Executives, LLC (“Executives”), LF Summer House LLC (“LF”) and Kenedix GP, LLC (“Kenedix”).

WHEREAS, (i) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and between the Company and Kenedix, (ii) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and between the Company and LF and (iii) pursuant to that certain Membership Interest Acquisition Agreement, dated as of the date hereof, by and among the Company, Executives and certain other parties, the Company acquired the Company membership interests formerly held by Executives, LF and Kenedix (collectively, the “Transfers”); and

WHEREAS, Member believes it is desirable and in the best interest of the Company to amend Exhibit A of the Operating Agreement to reflect the Transfers and evidence its consent thereto.

NOW, THEREFORE, Member hereby consents to the Transfers and amends the Operating Agreement as follows:

1. Pursuant to the Transfers, Executives, Kenedix and LF are no longer members of the Company and any references to Executives, Kenedix and/or LF in the Operating Agreement are hereby deleted.

2. Exhibit A of the Operating Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3. Except as expressly amended by the terms of this Amendment, the Operating Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

[SUMMER HOUSE MANAGER]

IN WITNESS WHEREOF, K-W Properties, the sole member, has executed this First Amendment to the Second Amended and Restated Operating Agreement of KW Summer House Manager, LLC as of the date first written above.

K-W Properties,
a California corporation

By:	/s/ Robert E. Hart
Name:	Robert E. Hart
Title:	Vice President

[SUMMER HOUSE MANAGER]

Exhibit A

CAPITAL CONTRIBUTION, ADDRESS AND PERCENTAGE INTEREST

OF MEMBER

Member’s Name	Member’s Address	Member’s Capital Contribution	Member’s Percentage Interest
K-W Properties, a California corporation	9701 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90212	$.00	100%

	TOTAL:	$.00	100%

[SUMMER HOUSE MANAGER]